UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

May 15, 2026
Date of Report (date of earliest event reported)

HILLS BANCORPORATION
(Exact name of registrant as specified in its charter)

Iowa	0-12668		42-1208067
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

131 E. Main Street, PO Box 160	Hills	Iowa	52235
(Address of Principal Executive Offices)			(Zip Code)
(319) 679-2291
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On April 14, 2026, the Board of Directors of Hills Bancorporation approved an amendment (the “Amendment”) to the Company's Restated Articles of Incorporation (the “Articles”) pursuant to paragraph 4 of §1005 of the Iowa Business Corporation Act, Chapter 490, Code of Iowa, to increase the number of shares of stock that the Company is authorized to issue from 20,000,000 shares of common stock, no par value, to 40,000,000 shares of common stock, no par value. The Amendment was adopted by the Board in order to effect a two-for-one split of each issued and unissued authorized share of the Company’s common stock (the “Stock Split”). The Board of Directors determined that one additional share of common stock will be issued to shareholders of record as of the close of business on June 1, 2026 (the “Record Date”) for each share held thereby on the Record Date, which shares shall be paid on June 8, 2026.

Articles of Amendment to the Restated Articles of Incorporation were filed with the Iowa Secretary of State to effect the Amendment on May 15, 2026. The text of the Amendment is attached hereto as Exhibit 3.1.

Item 9.01 Financial Statements and Exhibits

Exhibit 3.1 - The text of the amendment to the Company's Restated Articles of Incorporation

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HILLS BANCORPORATION

Date: May 20, 2026

/s/ Lisa A. Shileny
Lisa A Shileny,
Director, President and Chief Executive Officer